EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in each of the following Registration Statements of Temple-Inland Inc. and in each related Prospectus of our reports dated March 8, 2005, with respect to the consolidated financial statements of Temple-Inland Inc.; and Temple-Inland Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Temple-Inland Inc., included in this Annual Reports (Form 10-K) for the year ended January 1, 2005.

REGISTRATION
STATEMENT NO.	PURPOSE
No. 33-25650	Post-Effective Amendment Number 1 on Form S-8
No. 33-27286	Post-Effective Amendment Number 1 on Form S-8
No. 33-32124	Post-Effective Amendment Number 2 on Form S-8
No. 33-43802	Registration Statement on Form S-8
No. 33-48034	Registration Statement on Form S-8
No. 33-54388	Registration Statement on Form S-8
No. 33-63104	Registration Statement on Form S-8
No. 333-27469	Registration Statement on Form S-8
No. 333-33702	Registration Statement on Form S-8
No. 333-84120	Registration Statement on From S-3
No. 333-105072	Registration Statement on Form S-8

/s/ ERNST & YOUNG LLP

Austin, Texas
March 8, 2005